Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 144 to the Registration Statement on Form N–1A of Fidelity Securities Fund: Fidelity Dividend Growth Fund, Fidelity Blue Chip Value Fund, Fidelity Leveraged Company Stock Fund, and Fidelity Small Cap Value Fund of our reports dated September 13, 2021; Fidelity Growth & Income Portfolio, of our reports dated September 14, 2021; Fidelity Small Cap Growth Fund, and Fidelity Small Cap Growth K6 Fund of our reports dated September 15, 2021, relating to the financial statements and financial highlights included in the July 31, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 21, 2021